Exhibit 99.2

Q2 Fiscal Year 2012 Earnings Presentation, Commentary & Financial Results Supplement January 26, 2012

This document is Vistaprint’s second quarter fiscal year 2012 earnings commentary. Vistaprint has ceased to provide pre-recorded audio presentations based on the relative popularity of our downloadable presentations and transcripts. We have streamlined our commentary to a single PDF document that includes both slides and accompanying comments in the “notes” section below each slide.

Safe Harbor Statement 3 This presentation contains statements about our future expectations, plans and prospects of our business that constitute forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995, including but not limited to our financial guidance and investment areas for the third quarter and fiscal year 2012, the anticipated effects of the Albumprinter and Webs acquisitions on our business and financial guidance, our planned investments in our business and the anticipated effects of those investments, our operational growth strategy and the anticipated effects of our strategy, and the anticipated growth and development of our business and markets. Projections are inherently uncertain and are based on assumptions and judgments by management. Our actual results may differ materially from those indicated by these forward-looking statements as a result of various important factors, including but not limited to flaws in the assumptions and judgments upon which our projections and guidance are based; our failure to make the investments in our business that we plan to make or the failure of those investments to have the effects that we expect; our failure to execute our strategy; currency fluctuations that affect our revenues and costs; costs and disruptions caused by acquisitions; the failure of our acquired businesses to perform as expected; difficulties or higher than anticipated costs in integrating the systems and operations of our acquired businesses into our systems and operations; unanticipated changes in our market, customers or business; our failure to acquire new customers and enter new markets, retain our current customers and sell more products to current and new customers; our failure to promote and strengthen our brand; the failure of our current and new marketing channels to attract customers; our failure to manage the growth and complexity of our business and expand our operations; our inability to manage the challenges of our international operations; competitive pressures; our failure to maintain compliance with the financial covenants in our revolving credit facility or to pay our debts when due; costs and judgments resulting from litigation; changes in the laws and regulations or in the interpretations of laws or regulations to which we are subject, including tax laws, or the institution of new laws or regulations that affect our business; and general economic conditions. You can also find other factors described in our Form 10-Q for the fiscal quarter ended September 30, 2011 and the other documents we periodically file with the U.S. Securities and Exchange Commission.

Please read the above safe harbor statement. Additionally, a detailed reconciliation of GAAP and non-GAAP measures is posted in the appendix of the Q2 fiscal 2012 earnings presentation that accompanies these remarks.

Presentation Organization & Call Details 5 Presentation Organization: Operational results Strategic highlights Financial performance Q3 and FY12 guidance Supplementary information Reconciliation of GAAP to Non-GAAP results Live Q&A Session: 5:15 p.m. Eastern Link from the IR section of www.vistaprint.com Hosted by: Robert Keane President & CEO Ernst Teunissen EVP & CFO

This presentation is organized into the following categories:

•	General commentary and review of Vistaprint’s Q2 operational performance

•	Updates from the quarter in light of the company’s well-communicated long-term investment strategy

•	Review of financial results

•	Financial guidance

•	Supplementary graphics of data related to Vistaprint’s business

•	Reconciliation of GAAP to Non-GAAP results

Robert Keane, CEO, and Ernst Teunissen, CFO, will host a live question and answer conference call at 5:15 p.m. US Eastern time which you can access through a link on the investor relations section of www.vistaprint.com.

Q2 Highlights 7 Organic business success Solid holiday performance in all geographies Strong customer acquisition Gaining momentum on core strategic objectives Multi-year ramp of resources Customer value proposition World class manufacturing LTV based marketing Foundations for future growth Acquisitions to support foundations for future growth: Albumprinter execution on track Webs transaction closed at end of quarter

We are pleased with our execution during our biggest revenue quarter of the year. We delivered strong organic results in the business across all geographies for both holiday and small business offerings, our consolidated revenue was in the upper half of our guidance range, and we had a record quarter for organic new customer acquisition and order volume.

During the quarter, we continued to execute on our long-term objectives designed to deliver long-term returns to customers, employees and shareholders. We are just two quarters into a multi-year strategy, but we are very pleased with the work we’re doing to raise the competitive bar, drive new customer acquisition and repeat customer loyalty, and improve our manufacturing processes.

We delivered these results while simultaneously completing the negotiation, due diligence, integration planning, and close of two acquisitions during the quarter:

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The first, Albumprinter, was discussed at length during our Q1 earnings call. Two months of Albumprinter results are included in our consolidated financial results. Albumprinter performed well during the quarter, and we have just begun integration activities.

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The second transaction was Webs, Inc., which we closed right at the end of the quarter. With the exception of deal-related costs, there are no results from the Webs acquisition included in our consolidated Q2 income statement.

Quarterly Financial Results 9 9 Revenue and EPS results for the consolidated business, including Albumprinter results since October 31, 2011 (date of purchase). EPS results include deal costs associated with the acquisition of Webs, which closed December 28, 2011. Non-GAAP adjusted net income per diluted share for all periods presented excludes the impact of share-based compensation expense and its related tax effect and amortization of acquired intangible assets. Please see reconciliation to GAAP net income at the end of this presentation. * Per diluted share * Per diluted share * Per diluted share * Per diluted share * Per diluted share * Per diluted share * Per diluted share * Per diluted share * Per diluted share Consolidated

Our organic revenue was strong at a record $284.2 million. This steep sequential increase in revenue is typical due to our seasonal holiday business. Combined with Albumprinter revenue of $15.7 million, Vistaprint’s total revenue on a consolidated basis was $299.9 million.

From an earnings per share perspective, results were above expectations due primarily to our recent share repurchase activity, below-the-line currency revaluation gains and a lower than expected tax expense, which will be discussed in more detail later in the presentation. Operationally, our EPS was in line with our expectations. As discussed extensively in past public presentations, we expect a decline in earnings this fiscal year because we are funding the growth-oriented strategy that we announced on July 28, 2011.

Reinvigorating Growth through Core Initiatives 11 Customer Value Proposition Improve customer loyalty, retention rates and LTV Focus on areas such as: User experience Service Quality Q2 Examples: Holiday product substrate quality Site experience Customer service Life Time Value Based Marketing Lengthen our financial payback to increase acquisition of customers But only when justified by DCF of future gross profit stream Online & offline channels World Class Manufacturing Achieve step function changes: On-time, to-spec delivery to the customer Quality attributes as valued by the customer Unit manufacturing costs Click-to-doorstep throughput time Q2 Examples: 30%+ new customer growth in Q2 Continued investment in newer channels Q2 Examples: Quality improvements Five year high gross margin (67%) in organic business despite substrate and shipping method upgrades

We are only six months into the implementation of that multi-year growth strategy so the various initiatives that constitute our overall strategy remain in their early stages. That being said, our progress in the December quarter illustrates the building of momentum across the board. One of the major themes of that strategy was to reinvigorate growth in our core business by investing in the three categories illustrated in the slide immediately above this text.

First, we are committed to improving Vistaprint’s customer value proposition. Examples of some (but not all) of the actions we took in the December quarter in this area included upgrading the paper stocks on key holiday products, raising customer service headcount and availability, moving to shipping via tracked private carriers in certain countries in Europe where postal delivery is not reliable enough, and improving the customer user experience through reduced cross sell on our site. External validation of the improvements we have made to the customer experience over the past year were recently published by market research firm Foresee in its annual “E-retail Satisfaction Index (U.S. Holiday Edition)”. We are proud to say that Vistaprint was bested only by Amazon, tying for second place with several other firms. This was a jump from an 8th place ranking last holiday season. We also are seeing signs of improving customer satisfaction using internal customer loyalty metrics that are based on the Net Promoter Score (NPS) measurement system.

Second, our initiatives in lifetime value based marketing and expanded channels have contributed to increased customer acquisition. This quarter we acquired a record number of customers, with continued favorable economics. We invested in print campaigns, including direct mail, box inserts, and magazine and newspaper advertising. We also invested in European TV ad testing for both consumer and small business marketing campaigns. In online channels, we continued to invest in display advertising and paid search, investing deeper in some existing keywords, as well as investing in new keywords.

Third, we continued to focus on manufacturing improvements, processing approximately 8.3 million orders during the quarter. This is no small feat, considering that much of our holiday volume comes in a condensed period between mid-November and mid-December. We made quality and delivery reliability improvements while simultaneously reducing unit costs. The December quarter typically has the highest gross margins of the year because high seasonal revenues aid the absorption of overhead expenses. Nevertheless, we were pleased to see a year-over-year improvement in COGS as a percentage of revenue this quarter. We reached a five-plus year high in gross margin of 66.8%, or 67.0% organically, despite increased costs associated with improved substrate and shipping upgrades.

Q2: Webs Acquisition 13 Physical Social, Mobile, Local Web Uniquely positioned as a leader in digital and physical marketing for micro businesses Advantages Furthers Vistaprint vision of being a one stop shop for micro-business marketing Great talent, focused on digital products Provides 2nd pillar of customer acquisition in digital business identity products: Vistaprint acquiring 7M+ customers per year with printed products Webs acquiring 7M+ customers per year with digital products Long-term monetization via cross sell and upsell into each other’s bases

In the last earnings call, three months ago, we announced the acquisition of Albumprinter. We are pleased that, by the end of the same quarter, we announced a second acquisition: Webs, Inc. Webs serves millions of customers through easy-to-use web, mobile and social marketing solutions, something we believe will be complementary to our own offerings as more and more micro businesses search for ways to market their businesses both with physical products and in the digital space. We are excited to now have strong customer acquisition vehicles for both physical and digital small business identity products: our traditional free business card offering, and free websites and Facebook business pages. Webs is currently signing up as many customers as we are in our core business annually. This is a powerful combination that we believe will deliver strong returns to customers and shareholders as we begin to integrate our teams and offerings.

Summary: Operational & Strategic Review 15 Pleased with Q2 FY2012 performance On track to deliver against FY 2012 targets for organic business Continue to focus on long-term growth Long term competitive advantage & shareholder value

To summarize our operational and strategic performance, we are pleased with the strong results we had in Q2. Our results support our belief that we are putting into place the right strategy to enable Vistaprint to remain a strong growth company for years to come. This is a multi-year effort, so it is far too early to declare victory. But we believe in our ability to execute to our plans and build what we believe to be a transformational and enduring business institution.

Q2 FY 2012: Key Financial Metrics* 17 * Financial metrics for the consolidated business, including Albumprinter results since October 31, 2011 (date of purchase). Results include deal costs associated with the acquisition of Webs, which closed December 28, 2011. ** Non-GAAP adjusted net income and non-GAAP adjusted EPS exclude share-based compensation expense and its related tax effect and amortization of acquired intangible assets. Please see reconciliation to GAAP net income and EPS at the end of this presentation. Quarter Ended 12/31/2011 Year-to-Date FY2012 Revenue $299.9 million 28% growth y/y 21% y/y organic constant currency growth $512.2 million 27% growth y/y 21% y/y organic constant currency growth GAAP Net Income $31.7 million^ 10.6% net margin vs. 14.5% last year^ decrease of 7% y/y$0.82 Diluted EPS^ increase of 9% y/y $39.9 million^ 7.8% net margin vs. 11.1% last year^ decrease of 11% y/y$0.99 Diluted EPS^ increase of 0% y/y Non-GAAP Adjusted Net Income** $37.9 million^ 12.6% net margin vs. 17.3% last year^ decrease of 6% y/y$0.97 Diluted EPS^ increase of 9% y/y $50.9 million^ 9.9% net margin vs. 14.0% last year^ decrease of 10% y/y$1.25 Diluted EPS^ decrease of 1% y/y Consolidated

Turning to financials, Vistaprint generated revenues of $299.9 million in the second fiscal quarter, reflecting a 28% increase over the second quarter of the prior fiscal year. In organic constant-currency terms, excluding Albumprinter, this reflects 21% year over year growth for the business, in line with the constant-currency expectations set a few months ago.

GAAP net income for the second quarter was $31.7 million, or 10.6% of revenue, reflecting a 7% decrease year over year. GAAP EPS in the second quarter was $0.82, reflecting an increase of 9% year over year. EPS came in well above expectations set in November due primarily to below the line currency revaluations and a lower than expected effective tax rate which was primarily driven by currency exchange losses recognized for tax purposes only. A tax benefit of $0.08 was a result of currency movements related to U.S. dollar denominated monetary assets and liabilities of our Dutch parent company, Vistaprint NV. Future currency movements are likely to impact the tax provision. However, we cannot accurately predict the future impact from quarter to quarter. Finally, the share repurchase activity that took place after we gave guidance in October contributed $0.05 to organic GAAP EPS.

Non-GAAP adjusted net income in the second quarter was $37.9 million, or 12.6% of revenue, reflecting a decrease of 6% year over year. Non-GAAP adjusted EPS was $0.97 in the second quarter of fiscal 2012, which reflects an increase of 9% year over year.

Q2 FY 2012: Organic Business and Acquired Company Results 19 $299.9 $0.82 $0.97 Notes: Albumprinter results from October 31, 2011 (date of purchase); Albumprinter growth rate versus same period in CY2010. Growth calculated using Euro-based results. Albumprinter results include all deal costs and interest expense and a $1.6M benefit in OIE related to currency movements between date of borrowing and date of purchase. Webs includes $1.6M deal costs incurred in Q2. Non-GAAP adjusted net income and non-GAAP adjusted EPS exclude share-based compensation expense and its related tax effect and amortization of acquired intangible assets. Please see reconciliation to GAAP net income and EPS at the end of this presentation. 21% y/y growth 58% y/y growth Vistaprint Organic Albumprinter Webs $(0.05) $(0.05) Consolidated

The charts above separate our results on an organic basis versus the impact of the Albumprinter and Webs acquisitions for revenue, GAAP EPS and Non-GAAP EPS. For the initial reporting periods following these transactions, we believe this level of transparency is helpful for investors to understand how we performed against expectations. We do not expect to break out EPS like this on an ongoing basis.

Revenue results for both the organic business and Albumprinter were within our expectations with $284.2 million and $15.7 million, respectively, resulting in combined revenue of $299.9 million. There was no revenue recognized in the quarter from the Webs transaction.

From a GAAP EPS perspective, our organic business contributed about $0.80, Albumprinter contributed about $0.07, and Webs deal costs of about $1.6 million negatively impacted EPS by about $0.05. The consolidated GAAP EPS was $0.82.

From a non-GAAP EPS perspective, our organic business contributed about $0.92, Albumprinter contributed about $0.10, and the Webs deal costs negatively impacted by about $0.05. Non-GAAP EPS excludes share based compensation and its related tax effect as well as amortization of acquired intangible assets.

The Albumprinter GAAP and Non-GAAP EPS results include all deal related expenses and interest costs associated with the acquisition; these results are above the guidance we gave in November 2011, primarily due to a below-the-line benefit of about $1.6 million due to currency movements between the date we drew down from our credit facility for the transaction and the date we closed the transaction. Additionally, the amortization of intangible assets for Albumprinter was $1.1 million.

Geographic Segment Revenue—Quarterly (millions) 47% of total revenue 20% y/y growth 20% y/y growth (constant currency) 48% of total revenue 36% y/y growth 37% y/y growth (constant currency) 6% of total revenue 41% y/y growth 37% y/y growth (constant currency) Revenue results for the consolidated business, including Albumprinter results since October 31, 2011 (date of purchase). All Albumprinter revenue included in European segment. Note: Constant currency basis is estimated by translating all non-U.S. Dollar denominated revenue generated in the current period using the prior year period’s average exchange rate for each currency to the U.S. Dollar. Please see reconciliation to reported revenue growth rates at the end of this presentation. Q2 FY2012 21 Consolidated Albumprinter revenue of $15.7 M

Revenue performance by geography, inclusive of Albumprinter revenues, was as follows:

•	North American revenue was $139.8 million, reflecting 20% growth year over year as reported as well as in constant currency.

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European revenue was $143.0 million, reflecting 36% growth year over year as reported and 37% growth year over year in constant currency. This revenue is inclusive of the $15.7 million of revenue from the Albumprinter acquisition. Excluding Albumprinter, our European business grew 22% year over year in constant currency.

•	Asia-Pacific revenue was $17.0 million, reflecting 41% growth year over year in reported terms and 37% growth year over year in constant currency.

Currency exchange rates in the quarter had a minimal year over year impact on revenue growth. The Euro was fairly stable against the U.S. dollar, as was the British pound, while the Australian Dollar strengthened slightly. The net result of currency movements year over year in Q2 was a negative impact of approximately $0.3 million on a consolidated basis.

Sequentially, the Euro, British Pound, Canadian Dollar and Australian Dollar weakened against the U.S. dollar, which impacted revenue negatively by over $8.0 million versus first quarter rates. Compared to the currency rates we assumed when we gave guidance in October, currency hurt us by approximately $0.3 million.

Q2 Income Statement Comparison to Prior Year (as a percentage of revenue) 23 Income statement for the consolidated business, including Albumprinter results since October 31, 2011 (date of purchase). Results include deal costs associated with the acquisition of Webs, which closed December 28, 2011. Consolidated

Looking at the Q2 fiscal 2012 income statement versus Q2 of fiscal 2011, one can see that as a percent of revenue:

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Cost of revenue decreased 50 basis points year over year to 33.2% of revenue resulting in gross margin of 66.8%. Excluding Albumprinter, cost of revenue would have decreased to 33.0% of revenue. Positive gross margin drivers were in overhead leverage which more than offset pressure from shipping and currency.

•	Marketing and selling expense increased 420 basis points, consistent with our strategy, to 36.9% of revenue due to increases in external advertising, offset by leverage in fixed marketing costs.

•	Technology and development expense increased 40 basis points to 9.9% of revenue, reflecting our strategy of a multiyear commitment to increase supporting resources, especially in engineering roles.

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General and administrative expense increased by 130 basis points year over year to 9.1% of revenue. This increase was due in part to planned hiring in our organic business and expenses incurred during the quarter related to the acquisitions of Albumprinter and Webs, which fell in the G&A line.

•	Operating margin decreased by 540 basis points as a result of the items mentioned above.

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Tax expense was 8.3% of pre-tax profits, compared to 10.3% of pre-tax profits during Q2 of the prior fiscal year. As described last quarter, we would typically expect an increase in our effective tax rate from the prior year to closer to 20%, as a result of our increased operating expenses, which typically results in increased income taxes due to our cost plus transfer pricing methodologies, and the reduction in our FY2012 consolidated pre-tax earnings as a result of planned investments in support of our long-term growth strategy. However, this quarter, we had a favorable impact to the tax rate, due primarily to the $3 million tax benefit related to a currency exchange loss recognized for Dutch income tax purposes.

Q2 Income Statement Comparison to Prior Quarter (as a percentage of revenue) 25 Income statement for the consolidated business, including Albumprinter results since October 31, 2011 (date of purchase). Results include deal costs associated with the acquisition of Webs, which closed December 28, 2011. Consolidated

Looking sequentially at the Q2 fiscal year 2012 income statement versus the prior quarter, Q1 of fiscal 2012, one can see that as a percent of revenue:

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Cost of revenue decreased by 360 basis points, translating to gross margin of 66.8%. The improvement was driven by the seasonal increase in revenues which results in greater absorption of overhead costs.

•	Marketing and selling expense was up 100 basis points versus last quarter.

•	Technology and development expense decreased 270 basis points.

•	General and administrative expense decreased 100 basis points.

•	Sequential technology, development and G&A decreases as a percent of revenue are primarily due to the seasonal spike in revenues in the December quarter.

•	Operating margin, as a result, increased by 630 basis points.

•	Tax expense of 8.3% of pre-tax profit compared to 20.5% of pre-tax profits in Q1 of fiscal 2011 due to previously mentioned unforeseen currency movements.

Operational Metrics (Excludes Albumprinter and Webs) 27 Organic

This slide illustrates operating metrics that provide color on Vistaprint’s organic business during the quarter: Please note that none of the figures on this slide include Albumprinter or Webs.

•	Total orders processed in the quarter were approximately 8.3 million reflecting growth of 28% year over year.

•	Average order value was $34.61, a 4% decrease from an average order value of $36.17 in Q2 of last fiscal year.

These metrics should be viewed together and not individually, as factors such as currency, product mix, marketing campaigns, seasonality, and the like, can impact them.

Operational Metrics (Excludes Albumprinter and Webs) 29 2.9 Organic

Additional customer metrics for the business on an organic basis, for the period ending December 31, 2011, are as follows:

•	Quarterly new customer adds were approximately 2.9 million, reflecting 32% year over year growth over the approximately 2.2 million new customer adds in Q2 of last fiscal year.

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Vistaprint uses the term “implied cost of customer acquisition” or “implied COCA” to describe total advertising expense in a period divided by the number of unique first time customers in that period. The second chart illustrates our implied COCA, which has increased relative to past periods due to our planned increased investment in advertising over time.

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Advertising costs were $75.8 million, or 26.7% of organic revenue. As described earlier, this is one of the strategic investments we’re making in our business, and we typically see higher advertising dollar spend during the seasonally competitive holiday quarter.

Operational Metrics (cont.) (Excludes Albumprinter and Webs) 31 10.0 10.6 11.1 11.4 11.9 *trailing twelve month at period end 12.9 Organic

Our customer metrics for the core business on a trailing twelve month basis are as follows:

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On a TTM basis, unique customer count was 12.9 million, indicating 22% year over year growth of unique customers. First-time unique customers in the TTM period ending December 31, 2011 grew 20% year over year while unique customers transacting from prior periods grew 25% year over year.

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Average spend per unique customer during the TTM period ending December 31, 2011 was $71, reflecting growth of 1% year over year and a decline from the last two quarters. This decline was primarily due to the large number of first time customers we acquired last quarter, who have only one quarter of spending included in these figures.

Cash Flow & ROIC Highlights* Cash Flow & ROIC Highlights* * Financial results for the consolidated business, including Albumprinter results since October 31, 2011 and Webs since December 28, 2012 (dates of purchase). ** FCF = Cash Flow from Operations – Capital Expenditures – Purchases of Intangible assets not related to acquisitions – Capitalized Software Expenses *** ROIC = NOPAT / (Debt + Equity – Excess Cash) Net operating profit after taxes (NOPAT) Excess cash is cash and investments >10% of last twelve month revenues Operating leases have not been converted to debt Non-GAAP TTM ROIC excludes share-based compensation expense and its related tax effect on NOPAT 33 Share repurchase program Q2FY12 YTD FY12 Shares purchased 3.8M 6.9M Average cost per share $30.91 $30.34 Total purchase spend, inclusive of transaction costs, in millions $118.6 $209.6 Consolidated Balance sheet (in millions, as of December 31, 2011) Cash and cash equivalents $67.5

Cash and cash equivalents were approximately $67.5 million as of December 31, 2011. During the quarter, Vistaprint generated $81.1 million in cash from operations, compared with $73.9 million in the second quarter of fiscal 2011. Free cash flow was $66.4 million in the second quarter, slightly up from $61.6 million in the second quarter of fiscal 2011.

On a trailing twelve-month basis, return on invested capital (or ROIC) as of December 31, 2011 remained healthy, but declined due to the planned reduced profitability in our business in the first half of the fiscal year. Including share based compensation expense, it was approximately 23%, and excluding share based compensation expense, it was approximately 29%.

As part of the share repurchase program authorized by the Supervisory Board in August 2011, during the second quarter of fiscal 2012 Vistaprint spent $118.6 million to purchase approximately 3.8 million Vistaprint ordinary shares in open-market transactions at an average cost per share of $30.91. This includes the 1.8 million shares repurchased between September 30 and October 21, 2011 as disclosed in last quarter’s call.

(CHART) Q2 FY12: High Level Cash Movements 35 Net Sources of $227MM Net Uses of $321MM Note: Net organic cash is operating cash flow less interest expense, plus the net of purchase of intangible assets, payment of RSU witholding taxes, tax benefits from SBC, proceeds from the exercise of options and effect of exchange rate on cash Consolidated

Turning to more detail on our cash position, especially in light of the recent acquisitions, this chart lays out the uses of cash from last quarter to this quarter. At September 30, 2011, our beginning cash balance was $161 million. During the quarter, organic cash contributed $80 million and our credit facility provided an additional $147 million for use on the share buyback and acquisitions, resulting in a net ending cash position of $67 million as of December 31, 2011. With regard to the credit facility covenants, we are operating well within covenant limits such as senior leverage ratio (debt to EBITDA) and interest coverage ratio (EBITDA to interest expense).

Balance Sheet Highlights Balance Sheet Highlights 37 Consolidated

Over the last few quarters, we have discussed our intent to leverage our balance sheet in order to fund our long-term strategy investments. The balance sheet highlights, shown here, reflect the impact of these investments. Goodwill and intangible assets are up significantly from the prior period due to our acquisitions. Additionally, current liabilities are up significantly and reflect the acquired entities, the seasonal impact of increased advertising and indirect taxes, an increase in deferred revenue due to the Webs subscription model, and the current portion of our long-term debt. The balance sheet also reflects that our long-term debt position has increased as we drew on our credit facility to fund our acquisitions and share repurchases. The increase in treasury shares reflects the share repurchase activity we discussed earlier.

We’re comfortable that we have adequate resources available to satisfy our working capital needs, other obligations, and continued planned investments that support our growth strategy.

Financial Guidance* (as of January 26, 2012) The Company is providing the following assumptions to facilitate non-GAAP adjusted net income per diluted share comparisons that exclude share- based compensation related expenses, amortization of acquired intangible assets and a tax charge related to the alignment of IP with our global operations: FY12ending 06/30/2012 Q3 FY12ending 3/31/2012 Revenue $1,006—$1,036 $246—$261 Revenue growth from FY 2011 period 23%—27% 21%—28% Organic constant currency revenue growth estimate 19%—23% 16%—23% GAAP EPS $0.86—$0.98 (0.04) – ($0.19) EPS growth (decline) from FY 2011 period (46%)—(53%) (108%)—(137%) GAAP share count** 39.4 million 36.4 million FY12ending 06/30/2012 Q3 FY12ending 3/31/2012 Non-GAAP adjusted EPS $1.71—$1.83 $0.14—$0.29 EPS growth (decline) from FY 2011 period (21%)—(26%) (54%)—(78%) Non-GAAP share count 39.7 million 38.5 million Non-GAAP exclusions $33.9 $12.7 * Millions, except share and per share amounts and as noted ** GAAP share count for Q3 is basic shares as we are projecting a loss. GAAP share count for full year is diluted shares. 39 Consolidated

The table above is Vistaprint’s financial guidance as of January 26, 2012. This guidance reflects our expected market opportunity and our ongoing commitment to making investments for growth and competitive advantage. Vistaprint specifically disclaims any obligation to update any forward-looking statements, which should not be relied upon as representing our expectations or beliefs as of any date subsequent to January 26, 2012, the date of this presentation.

Our expectations for the full fiscal year ending June 30, 2012 are as follows:

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For full year revenue, we have narrowed our revenue range around our former midpoint, adjusting only for currency movements and acquisitions. Our organic constant currency growth expectations are 19% to 23% growth for the full year. The midpoint constant currency growth expectation has not changed from our original July 2011 guidance. We will provide additional detail on this in a subsequent slide, but currency has moved unfavorably since we last gave guidance in November. If exchange rates stay the same as they were for the 30-day average in mid-January 2012, we would expect consolidated revenue to be $1,006 million to $1,036 million, an increase of 23% to 27% year over year in US dollars. Of course, actual revenue will depend in part on currency exchange rate development throughout the fiscal year.

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Full fiscal year GAAP EPS, on a diluted basis, is expected to be between $0.86 and $0.98 based on about 39.4 million weighted average shares outstanding. This EPS guidance is a decrease versus our prior guidance, and is not due to a change in operational outlook, but due to the net effect of the recent share repurchases and our recent acquisition of Webs. Excluding the effect of acquisitions and share repurchases, we continue to expect to achieve our original guidance range of $1.10 to $1.20. In addition, although our Q2 effective tax rate was only 8.3%, we expect that our full year effective tax rate will be over 20%, excluding the potential impact of any future currency exchange movement for tax purposes.

Our expectations for the quarter ending March 31, 2012, our third quarter of fiscal year 2012, are as follows:

•	Q3 revenue is expected to be in the range of $246 million to $261 million, an increase of 21% to 28% in US dollars. We expect organic constant currency growth of 16% to 23% year over year.

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Q3 GAAP EPS is expected to be a loss between ($0.04) and ($0.19) based on about 36.4 million weighted basic shares outstanding. We are using basic shares outstanding for Q3 because we are projecting a loss. We are providing a wide range for quarterly EPS guidance due to the fact that the timing of our planned expenses and acquisition impacts may not be precise. Our most important goal is to deliver on our targets for the year, and drive toward our five-year targets.

Financial Guidance* Continued (as of January 26, 2012) The Company is providing the following assumptions to facilitate non-GAAP adjusted net income per diluted share comparisons that exclude share- based compensation related expenses, amortization of acquired intangible assets and a tax charge related to the alignment of IP with our global operations: FY12ending 06/30/2012 Q3 FY12ending 3/31/2012 Revenue $1,006—$1,036 $246—$261 Revenue growth from FY 2011 period 23%—27% 21%—28% Organic constant currency revenue growth estimate 19%—23% 16%—23% GAAP EPS $0.86—$0.98 (0.04) – ($0.19) EPS growth (decline) from FY 2011 period (46%)—(53%) (108%)—(137%) GAAP share count** 39.4 million 36.4 million FY12ending 06/30/2012 Q3 FY12ending 3/31/2012 Non-GAAP adjusted EPS $1.71—$1.83 $0.14—$0.29 EPS growth (decline) from FY 2011 period (21%)—(26%) (54%)—(78%) Non-GAAP share count 39.7 million 38.5 million Non-GAAP exclusions $33.9 $12.7 * Millions, except share and per share amounts and as noted ** GAAP share count for Q3 is basic shares as we are projecting a loss. GAAP share count for full year is diluted shares. 41 Consolidated

We are providing the assumptions noted on our guidance slide to facilitate comparisons with non-GAAP adjusted net income per diluted share.

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Based on these assumptions, for the full fiscal year 2012, non-GAAP adjusted EPS, is expected to be between $1.71 and $1.83, and excludes expected acquisition-related amortization of intangible assets of approximately $5.9 million; share-based compensation expense and its related tax effect of approximately $26.5 million; charges related to the alignment of acquisition-related intellectual property with global operations of approximately $1.5 million; and 39.7 million shares outstanding.

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For Q3 of fiscal 2012, non-GAAP adjusted EPS, is expected to be between $0.14 and $0.29, and excludes expected acquisition-related amortization of intangible assets of approximately $2.4 million; share-based compensation expense and its related tax effect of approximately $8.8 million; charges related to the alignment of acquisition-related intellectual property with global operations of approximately $1.5 million; and 38.5 million shares outstanding.

Prior Fiscal Year Guidance vs Updated Fiscal Year Guidance (all estimates at guidance midpoint) (all estimates at guidance midpoint) (all estimates at guidance midpoint) (all estimates at guidance midpoint) P&L Driver Changes since November 2011 Guidance Revenue ($ million) GAAP EPS ($) Non-GAAP EPS ($) Organic Outlook $0 $0 ~($0.03)* Currency Movements (inc. Albumprinter currency ^) ~($7M) NA NA Albumprinter Acquisition (excludes currency)** 0 ~$0.01 ~$0.01 Webs Acquisition** ~$5M ~($0.37) ~($0.17) Share Repurchase impact on Organic Business*** NA ~$0.05 ~$0.08 Q2 Tax Benefit from Currency Revaluations NA ~$0.08 ~$0.08 Total Change from Nov. Guidance ~($2M) ~($0.23) ~(0.03) * Non-GAAP EPS lower by $0.04 for the year due to lower than planned share based compensation in Q1 and Q2 FY2012 ** Webs and Albumprinter EPS impact includes effect of repurchased shares *** Share repurchase impact on organic business includes interest expense dilution on borrowings for repurchase activity Acquisition-related estimates are subject to completion of provisional purchase accounting. 43 Consolidated

The table above reviews in more detail the drivers of our updated guidance. Our operational expectations for the organic Vistaprint business have not changed, and therefore we have narrowed the guidance range for revenue around the midpoint we set in July and maintained in October excluding currency movements. There are several items not related to our organic business that have impacted our guidance since we introduced it in July. The tables on the slide above outline those differences, with July guidance as the comparison point for the first table, and November guidance (including Albumprinter) as the comparison for the second table.

The changes are as follows:

•

Currency movements have negatively impacted our revenue outlook by about $27 million since we first set guidance in July, with $7 million of that impact having been added since we gave guidance in November. The impact of currency movements on expected EPS guidance is minimal, and therefore we are not updating EPS guidance for currency movements.

•

The Albumprinter expectations remain relatively unchanged from November. We continue to expect to add about $38 million of revenue for FY 2012. We expect Albumprinter to be dilutive to our GAAP EPS by about $0.09, and accretive to non-GAAP EPS by about $0.05.

•

The Webs acquisition is now incorporated into our FY 2012 guidance. We expect to add about $5 million of revenue for the remainder of the year, including the negative impact of the write down of a portion of Webs’ deferred revenue balance upon close of the transaction. We expect the acquisition to be dilutive to GAAP EPS by about $0.37, and dilutive to non-GAAP EPS by about $0.17.

•

In addition, due to share repurchases, our average annual share count will be lower by about 5 million shares relative to the number used in our July guidance, and 1 million shares relative to the number used in our November guidance. The impact on our organic business for GAAP EPS is a benefit of $0.15 for the fiscal year versus July guidance, and $0.05 versus November guidance. For non-GAAP EPS, the benefit is $0.22 since July and $0.08 since November.

•	We also have updated guidance for the Q2 currency-related tax benefit of $0.08 we described earlier in these remarks.

In total, our revenue guidance at the midpoint has moved up by about $16 million since we first gave FY 2012 guidance in July, but has been lowered by about $2 million since we gave guidance in November. These changes are the net result of currency movements and acquisitions. GAAP EPS guidance at the midpoint has been decreased by about $0.23 since we gave guidance in July and November due to the impact of acquisitions which outweigh the benefit of our share repurchases. For non-GAAP EPS, our midpoint guidance has increased by about $0.14 since we gave guidance in July, due to the fact that our share repurchases outweigh the impact of acquisitions on a non-GAAP basis. Since November, our non-GAAP EPS guidance has decreased by about $0.03. Without all of these items, our midpoint guidance on Vistaprint’s organic business would remain unchanged from July.

Capital Expenditures Guidance (as of January 26, 2012) Expressed as percent of revenue FY 2012 Guidance: $60M—$70M 6%—7% of revenue guidance midpoint Actuals Guidance $63M $63M $76M $70M $60M $101M $37M 45 Consolidated

This chart shows capital expenditures in dollars and as a percentage of revenue for the past several years, and also shows our expectations for 2012 at the midpoint of our revenue guidance range. We expect capital expenditures as a percentage of revenue and in absolute dollars to increase in 2012 over 2011. Fiscal 2011 was a lighter cap ex year because we had no major facility expansions, while we had two in fiscal 2010. For the current fiscal year, we are bringing down the high end of our capital expenditures guidance to reflect timing of certain capital expenditures. Our revised capital expenditures guidance of $60 to $70 million, or 6% to 7% of our revenue guidance midpoint, still includes our ongoing build-out of a new call center in Jamaica, and other IT and manufacturing equipment requirements to support our growth plans. We continue to expect to see leverage in capital expenditures as a percent of revenue over the long term, as our general trend has shown over the past several years. We also would expect this number to fluctuate from one year to the next.

Summary Strong Q2 results Continued execution of strategy via disciplined investments On track for full fiscal year Well-positioned to capitalize on large market opportunity 47

In summary, we are pleased to have delivered solid second quarter results. We are on track with our long-term strategy to improve our customer value, to drive further customer acquisition through lifetime value based marketing initiatives, to advance our manufacturing capabilities and to expand into market adjacencies through disciplined investments. We have made a good start toward our long-term goals for stronger shareholder returns and capitalizing on what we believe is a large opportunity ahead of us and look forward to continuing to build on this over the remainder of the fiscal year and beyond.

Q&A Session Please go to the Investor Relations section of www.vistaprint.com for the live Q&A call at 5:15 pm EST on January 26, 2012

We’d like to thank you for your time and attention, and we look forward to answering questions and comments on our live call at 5:15pm Eastern time.

Q2 Fiscal Year 2012 Financial Results Supplement

Revenue (millions) 21% ORGANIC y/y growth 28% including Albumprinter FY09 $516 29% y/y growth 52 FY10 $670 30% y/y growth FY11 $817 22% y/y growth YTD $512 27% y/y growth $284.2 excluding Albumprinter

Total Company Organic Growth Rates (Excludes Albumprinter) Note: Constant currency basis is estimated by translating all non-U.S. Dollar denominated revenue generated in the current period using the prior year period’s average exchange rate for each currency to the U.S. Dollar. Please see reconciliation to reported revenue growth rates at the end of this presentation. 21% reported 21% constant-currency FY09 36% constant-currency growth FY10 28% constant-currency growth 53 FY11 22% constant-currency growth YTD 21% constant-currency growth

Constant-Currency Organic Growth Rates (Excludes revenue from Albumprinter & Webs) 54 FY09 36% constant-currency growth FY10 28% constant-currency growth 23% 21% 19% Note: Constant-currency revenue growth is estimated by translating all non-U.S. dollar denominated revenue generated in the current period using the prior year period’s average exchange rate for each currency to the U.S. dollar. Please see reconciliation to reported revenue growth rates at the end of this presentation. FY11 22% constant-currency growth YTD 21% constant-currency growth

Gross Margin and Gross Profit Excluding Albumprinter FY09 62.8% 55 FY10 64.2% FY11 64.8% YTD 65.4%

GAAP Net Income and Net Margin FY09 $56 56 FY10 $68 FY11 $82 YTD $39.9

Non-GAAP Adjusted Net Income* and Adjusted Net Margin FY09 $76 *Non-GAAP adjusted net income per diluted share for all periods presented excludes the impact of share-based compensation expense and its related tax effect and amortization of acquired intangible assets. Please see reconciliation to GAAP net income at the end of this presentation. 57 FY10 $91 FY11 $105 YTD $50.9

Share-Based Compensation (millions) * Share-based compensation (SBC) expense includes SBC-related tax adjustment. ** Q2 FY2010 SBC includes a non-cash charge of $1.3 million to correct a cumulative understatement of share-based compensation expense from prior periods that we concluded was not material to any prior period or FY2010. *** Q2 FY2011 SBC includes a non-cash charge of $1.0 million related to the reorganization of our business (announced October 2010). The charge did not relate to any named executive officers or the CFO transition announced in November 2010. FY09* $20.2 58 FY10* $23.2 FY11* $22.4 YTD* $9.9

Revenue Seasonality (Excludes Albumprinter) * Home and family revenue are calculated using a product format-based approach 59

Q2 FY 2012 Bookings by Marketing Channel

(excludes Albumprinter bookings)


~2.9 million new customers in Q2 FY2012
Our Own Permission-Based email
3rd Party Permission-Based email
Other Channels and Partners
Paid Search
Direct URL Type-In
Paid Search
Direct URL Type-In
Other Channels and Partners
Our Own Permission-Based email
Repeat Order Bookings: 67%
First-time Order Bookings: 33%

Vistaprint Make an impression.
35

Q2 Capital Expenditure Breakdown Q2 CapEx: $13.4M 1 3 2 1 Land, building and construction, leasehold improvements, and furniture and fixtures 2 All manufacturing and automation equipment, including offset and digital print lines, other printing equipment, pre-press and post-press equipment such as cutters, and automation equipment 3 IT infrastructure, software and office equipment 61

Appendix Including a Reconciliation of GAAP to Non-GAAP Financial Measures

About non-GAAP financial measures To supplement Vistaprint’s consolidated financial statements presented in accordance with U.S. generally accepted accounting principles, or GAAP, Vistaprint has used the following measures defined as non-GAAP financial measures by Securities and Exchange Commission, or SEC, rules: non-GAAP adjusted net income, non-GAAP adjusted net income per diluted share, free cash flow, constant-currency revenue growth, and constant-currency organic revenue growth. The items excluded from the non-GAAP adjusted net income measurements are share-based compensation expense and its related tax effect, amortization of acquisition-related intangibles, and tax charges related to the alignment of acquisition- related intellectual property with global operations. Free cash flow is defined as net cash provided by operating activities less purchases of property, plant and equipment, purchases of intangible assets, and capitalization of software and website development costs. Constant-currency revenue growth is estimated by translating all non-U.S. dollar denominated revenue generated in the current period using the prior year period’s average exchange rate for each currency to the U.S. dollar. Constant-currency organic revenue growth excludes the impact of currency as defined above and revenue from acquired companies. The presentation of non-GAAP financial information is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP. For more information on these non-GAAP financial measures, please see the tables captioned “Reconciliations of Non-GAAP Financial Measures” included at the end of this release. The tables have more details on the GAAP financial measures that are most directly comparable to non-GAAP financial measures and the related reconciliation between these financial measures. (continued on next page) 63

About non-GAAP financial measures continued. Vistaprint’s management believes that these non-GAAP financial measures provide meaningful supplemental information in assessing our performance and when forecasting and analyzing future periods. These non-GAAP financial measures also have facilitated management’s internal comparisons to Vistaprint’s historical performance and our competitors’ operating results. Management provides these non-GAAP financial measures as a courtesy to investors. However, to gain a more complete understanding of the company’s financial performance, management does (and investors should) rely upon GAAP statements of operations and cash flow. 64

Reconciliation: GAAP to Non-GAAP Results Reconciliation: GAAP to Non-GAAP Results Net Income – Annual ($ in thousands) *Fiscal 2005 non-GAAP results exclude a contract termination payment of $21mm *Note: share-based compensation expense includes tax effects 65

Reconciliation: GAAP to Non-GAAP Results Reconciliation: GAAP to Non-GAAP Results Net Income – Quarterly ($ in thousands) *Note: share-based compensation expense includes tax effects 66

Diluted Earnings Per Share—Annual Reconciliation: GAAP to Non-GAAP Results 67 FY 2006 FY 2007 FY 2008 FY 2009 FY2010 FY2011 FY2012 YTD GAAP Net Income Per Share $0.45 $0.60 $0.87 $1.25 $1.49 $1.83 $0.99 Share-based Compensation Per Share* $0.09 $0.18 $0.31 $0.43 $0.49 $0.47 $0.23 Amortization of acquired intangible assets———— $0.03 Non-GAAP Adjusted Net Income Per Share $0.54 $0.78 $1.18 $1.68 $1.98 $2.30 $1.25 Weighted average shares used in computing(millions) 42.651 45.825 46.780 45.099 45.989 45.448 40.635 *Note: share-based compensation expense includes tax effects

Reconciliation: GAAP to Non-GAAP Results Reconciliation: GAAP to Non-GAAP Results Earnings Per Diluted Share—Quarterly *Note: share-based compensation expense includes tax effects 68

Reconciliation: Gross Margin Organic and Consolidated *Note: share-based compensation expense includes tax effects 69 Q3 FY2009 Q4 FY2009 Q1 FY2010 Q2 FY2010 Q3 FY10 Q4 FY10 Q1 FY11 Q2 FY11 Q3 FY11 Q4 FY11 Q1 FY12 Q2 FY12 Reported Revenue $128 $135 $145 $195 $166 $164 $171 $234 $204 $209 $212 $300 Reported Gross Profit $81 $85 $92 $127 $106 $105 $108 $155 $133 $133 $134 $200 Reported Gross Profit Margin 63.5% 63.1% 63.6% 65.1% 64.1% 63.6% 63.1% 66.3% 65.3% 63.9% 63.2% 66.8% Impact of acquisition as % of revenue———————- 0.2% Organic Revenue $128 $135 $145 $195 $166 $164 $171 $234 $204 $209 $212 $284 Organic Gross Profit $81 $85 $92 $127 $106 $105 $108 $155 $133 $133 $134 $190 Organic Gross Profit Margin 63.5% 63.1% 63.6% 65.1% 64.1% 63.6% 63.1% 66.3% 65.3% 63.9% 63.2% 67.0%

Reconciliation: Free Cash Flow (in thousands) 70 Three Months Ended Three Months Ended Three Months Ended Six Months Ended Six Months Ended Six Months Ended December 31, December 31, December 31, December 31, December 31, December 31, 2011 2010 2011 2010 Net cash provided by operating activities $ 81,139 $ 73,875 $ 111,680 $ 92,677 Purchases of property, plant and equipment (13,447) (10,831) (24,445) (24,978) Purchases of intangibles assets (42) (116) (131) (116) Capitalization of software and website development costs (1,209) (1,297) (2,891) (3,088) Free cash flow $ 66,441 $ 61,631 $ 84,213 $ 64,495

Reconciliation: Total Company Constant-Currency Revenue Growth Rates Quarterly 71 Q1 FY2009 Q2 FY2009 Q3 FY2009 Q4 FY2009 Q1 FY2010 Q2 FY2010 Q3 FY10 Q4 FY10 Q1 FY11 Q2 FY11 Q3 FY11 Q4 FY11 Q1 FY12 Q2 FY12 Reported revenue growth 44% 32% 21% 22% 27% 40% 30% 22% 18% 20% 23% 27% 25% 28% Currency impact (2%) 9% 9% 9% 4% (8%) (5%) 0% 2% 3% (1%) (7%) (5%) 0% Revenue growth in constant currency 42% 41% 30% 31% 31% 32% 25% 22% 20% 23% 22% 20% 20% 28% Impact of acquisition to growth in constant currency (7%) Revenue growth rate, ex acquisition, in constant currency 42% 41% 30% 31% 31% 32% 25% 22% 20% 23% 22% 20% 20% 21% Note: Constant-currency revenue growth is estimated by translating all non-U.S. dollar denominated revenue generated in the current period using the prior year period’s average exchange rate for each currency to the U.S. dollar.

Reconciliation: Total Company Constant-Currency Revenue Growth Rates Annual & YTD 72 FY2009 FY2010 FY2011 YTD FY2012 Reported revenue growth 29% 30% 22% 27% Currency impact 7% (2%)—(2%) Revenue growth in constant currency 36% 28% 22% 25% Impact of acquisition to growth in constant currency—— (4%) Revenue growth rate, ex acquisition, in constant currency 36% 28% 22% 21% Note: Constant-currency revenue growth is estimated by translating all non-U.S. dollar denominated revenue generated in the current period using the prior year period’s average exchange rate for each currency to the U.S. dollar.

Reconciliation: Non-US Constant-Currency Revenue Growth Rates and Reported Growth Rates, ex Albumprinter 73 Non-US Revenue Growth Q2 FY09 Q3 FY09 Q4 FY09 Q1 FY10 Q2 FY10 Q3 FY10 Q4 FY10 Q1 FY11 Q2 FY11 Q3 FY11 Q4 FY11 Q1 FY12 Q2 FY12 Consolidated reported revenue growth 42% 18% 22% 38% 68% 55% 30% 23% 26% 27% 41% 35% 36% Currency impact 23% 25% 22% 10% (20%) (14%) 1% 7% 6% (2%) (16%) (11%)—Consolidated revenue growth in constant currency 65% 43% 44% 48% 48% 41% 31% 30% 32% 25% 25% 24% 36% Impact of acquisition to growth in constant currency———————— (13%) Organic growth in constant currency 65% 43% 44% 48% 48% 41% 31% 30% 32% 25% 25% 24% 23% Note: Constant-currency revenue growth is estimated by translating all non-U.S. dollar denominated revenue generated in the current period using the prior year period’s average exchange rate for each currency to the U.S. dollar.

Reconciliation: Non-US Constant-Currency Revenue Growth Rates and Reported Growth Rates 74 Note: Constant-currency revenue growth is estimated by translating all non-U.S. dollar denominated revenue generated in the current period using the prior year period’s average exchange rate for each currency to the U.S. dollar. Q2 FY2012 US Non-US Total Company Reported revenue growth 19% 36% 28% Currency impact—— Revenue growth in constant currency 19% 36% 28% Impact of acquisition to growth in constant currency—(13%) (7%) Revenue growth rate, ex acquisition, in constant currency 19% 23% 21%

Reconciliation: Geographic Segment Constant-Currency Revenue Growth Rates and Reported Growth Rates 75 Q2 FY2012 North America Europe Asia-Pacific Total Company Reported revenue growth 20% 36% 41% 28% Currency impact—1% (4%)—Revenue growth in constant currency 20% 37% 37% 28% Note: Constant-currency revenue growth is estimated by translating all non-U.S. dollar denominated revenue generated in the current period using the prior year period’s average exchange rate for each currency to the U.S. dollar.